Exhibit 10.3

November 15, 2004

Via Facsimile: 847/933-1587

DMCB, LLC

5135 Golf Road

Skokie, Illinois 60077

Attention: Mr. Lev Stratievski, Manager

Re: 350 East Dundee Road, Wheeling, Illinois (the "Property")

Dear Mr. Stratievski:

As you know, Cole Taylor Bank (the "Bank") and Arbor Acquisitions, Inc., an Illinois corporation, as nominee of DMCB, LLC ("Arbor"), are parties to that certain Master Agreement relating to the Property (the "Master Agreement"), which Master Agreement has an Effective Date of September 28, 2004. The Master Agreement was amended by that certain letter agreement dated November 12, 2004 (the "Letter Agreement").

The Bank hereby agrees that on or before the Closing Date, the Bank shall, at its sole cost and expense, (a) replace the isolator pads, so as to eliminate the water leak from the chiller, on the Building (as defined in the Master Agreement); and (b) replace not more than 14 windows on the Building, as described in the bid attached hereto.

In consideration of the Bank's agreement to make these repairs, Arbor agrees that (1) the Due Diligence Period shall expire effective today, November 15, 2004, and (2) Arbor shall deposit an additional $125,000 as earnest money on or before November 17, 2004.

Except as specifically provided in this letter, the terms and conditions of the Master Agreement are hereby confirmed, ratified and approved in their entirety and shall continue in full force and effect. In the event of any conflict or inconsistency between the terms of the Master Agreement, as amended by the Letter Agreement, and the terms of this letter, the terms of this letter shall prevail.

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If you are in agreement with the terms of this letter, please countersign below and return a fully-executed letter to Tom Paar at 847/653-7864, with a copy to Ruth Schoenmeyer at 312/840-8751.

Regards,

Cole Taylor Bank,

an Illinois banking corporation

By:	/S/ THOMAS PAAR
Thomas Paar
Senior Vice President -- Corporate Services

Agreed to and accepted as of this 15th day of November, 2004.

Arbor Acquisitions, Inc., an Illinois corporation

By:	/S/ BORIS STRATIEVSKY
Name:	Boris Stratievsky
Its:	Vice President

cc: Ruth A. Schoenmeyer (via facsimile: 312/840-8751)

Phillip Grossman (via facsimile: 847/673-4561)